Exhibit 99.1

THE BEARD COMPANY Harvey Parkway 301 N.W. 63rd Street, Suite 400 Oklahoma City, Oklahoma 73116	News Release
For Immediate Release

THE BEARD COMPANY
REPORTS FIRST QUARTER OPERATING RESULTS

OKLAHOMA CITY, Oklahoma – May 25, 2010 -- The Beard Company (OTCBB: BRCO) today announced that it recorded a net loss attributable to common shareholders of $804,000, or $0.04 per share, for the first quarter of 2010, compared with a net loss attributable to common shareholders of $266,000, or $0.01 per diluted share, in the quarter ended March 31, 2009.  Revenues for the first quarter of 2010 decreased 54% to $140,000, reflecting the sale of the Company’s remaining interest in the McElmo Dome CO2 Unit effective March 1, 2009.  As a result of the sale, CO2 revenues in the 2010 quarter decreased to $6,000 from $280,000 a year earlier.  Oil and gas revenues increased 478% to $133,000 in the most recent quarter, versus $23,000 in the year-earlier quarter.

The loss from continuing operations for the 2010 first quarter totaled $666,000, or $0.03 per share, compared with a loss from continuing operations of $136,000, or $0.01 per share, in the comparable 2009 quarter.

“We remain highly optimistic about the ability of our enhanced oil recovery project in the Dilworth Field to have a positive impact on our operating and financial results beginning in the third quarter of this year,” stated Herb Mee, Jr., President of The Beard Company.  “Although we commenced the production of fluids from the Field in late December 2009, meaningful production has been delayed as a result of adverse weather conditions and the limited capacity of one of our salt water disposal wells.  This required us to order two horizontal pumping systems, which are due to be delivered on June 4, 2010 and should be installed within two weeks following delivery.  The installations should allow our Dilworth project to (i) more than double its salt water disposal capacity, (ii) expand from four oil wells that are currently operating at minimal flow rates to eight producing wells operating at maximum flow rates, and (iii) begin generating meaningful cash flows.  Based upon information currently available to the Company, we expect Dilworth to significantly benefit our revenue, operating cash flows, and earnings in the second half of 2010 and in 2011 and future years.”

“Geohedral currently has two initiatives underway at its Black Sands and Tanis Mesa properties,” continued Mee.  “As we have shared in previous communications, Geohedral’s efforts to confirm independent lab results on the Tanis Mesa property have been unsuccessful.  It is believed that further exploration is necessary to verify the presence of commercial quantities of gold and other precious metals on the property.  To accomplish this objective, Geohedral has commissioned Norwest Corporation to perform a summer exploration program at Tanis Mesa in order to provide the necessary data to move forward with a satisfactory minerals analysis.”

“Activities are also underway to verify previous assays and determine the quantitative and qualitative nature of the Black Sands material.  Geohedral remains confident that these tests will yield results that will create commercial interest in the Black Sands property.”

“On May 4, 2010, our Board of Directors voted to discontinue the operations of our Coal Segment, which once again failed to meet its targeted objectives.  Operations of the segment were discontinued effective May 1, 2010, and we are in active negotiations to sell most of the segment’s assets.  We expect to sell or dispose of the assets and liabilities of the segment prior to year-end.  Discontinuance of these operations represents the final step, in accordance with our business plan, to discontinue our unprofitable operations, thereby allowing management to focus on the Company’s oil and gas activities, and minerals exploration and development through our Geohedral investment.”

About The Beard Company

The Beard Company creates, acquires, and/or invests in businesses, primarily related to natural resources, that management believes have high growth and/or above-average profit potential and can enhance shareholder value.  The Company is involved in oil and gas activities and in minerals exploration and development through its Geohedral investment.

The Company is headquartered in Oklahoma City and its common stock trades on the OTC Bulletin Board under the symbol “BRCO”.

Forward-Looking Statements

This document may include statements that constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect”, “anticipate”, or similar expressions.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to future trends in commodities prices; financial, geological or mechanical difficulties affecting the Company’s or Geohedral’s planned geological work programs; uncertainties surrounding estimates of mineralized material; and other risks associated with our business.  By making these forward-looking statements, we undertake no obligation to update these statements for revisions or changes in the future.

For Additional Information, Please Contact:

Herb Mee, Jr., President, at (405) 842-2333 or via email at hmee@beardco.com
or
RJ Falkner & Company, Inc., Investor Relations Counsel, at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

THE BEARD COMPANY AND SUBSIDIARIES
Results of Operations
(Unaudited)
	For the Three Months
	Ended March 31,
	2010	2009

Revenues.	$ 140,000	$ 306,000
Expenses	663,000	358,000

Operating loss	(523,000)	(52,000)
Other income (expense)	(115,000)	(84,000)

Loss from continuing operations before income taxes	(638,000)	(136,000)
Income tax benefit (expense)	(28,000)	-

Loss from continuing operations	(666,000)	(136,000)

Loss from discontinued operations	(138,000)	(137,000)

Net loss	(804,000)	(273,000)

Amounts attributable to noncontrolling interests
Loss from continuing operations	-	7,000

Net loss attributable to The Beard Company common shareholders	$ (804,000)	$ (266,000)

Net loss per average common share outstandingA:
Basic:
Loss from continuing operations	$ (0.03)	$ (0.01)
Loss from discontinued operations	$ (0.01)	$ -
Net loss	$ (0.04)	$ (0.01)

Net loss per average common share outstandingA:
Diluted:
Loss from continuing operations	$ (0.03)	$ (0.01)
Loss from discontinued operations	$ (0.01)	$ -
Net loss	$ (0.04)	$ (0.01)

Weighted average common shares outstanding:
Basic	20,104,000	19,800,000
Diluted	20,104,000	19,800,000
___________
AAll share and per share numbers have been adjusted to reflect the 2-for-1 split of the Company's common stock effected on November 2, 2009.

# # # # #

THE BEARD COMPANY AND SUBSIDIARIES
Balance Sheets
March 31, 2010 (Unaudited) and December 31, 2009

	March 31,	December 31,
Assets	2010	2009
Current assets:
Cash and cash equivalents	$ 358,000	$ 629,000
Accounts receivable, less allowance for doubtful receivables of $48,000 in 2010 and $31,000 in 2009	1,226,000	1,044,000
Inventories	48,000	48,000
Prepaid expenses and other assets	123,000	139,000
Assets of discontinued operations held for resale	882,000	885,000
Total current assets	2,637,000	2,745,000

Restricted certificate of deposit	50,000	50,000

Note and other long-term receivable	291,000	300,000

Investments and other assets	190,000	299,000

Property, plant and equipment, at cost	1,399,000	1,364,000
Less accumulated depreciation, depletion and amortization	359,000	346,000
Net property, plant and equipment	1,040,000	1,018,000

Intangible assets, at cost	24,000	75,000
Less accumulated amortization	16,000	72,000
Net intangible assets	8,000	3,000

	$ 4,216,000	$ 4,415,000
Liabilities and Shareholders' Equity (Deficiency)

Current liabilities:
Trade accounts payable	$ 1,432,000	$ 1,015,000
Accrued expenses	247,000	273,000
Short-term debt	191,000	-
Current maturities of long-term debt	51,000	32,000
Liabilities of discontinued operations held for resale	511,000	542,000
Total current liabilities	2,432,000	1,862,000

Long-term debt less current maturities	290,000	304,000

Long-term debt - related entities	1,987,000	1,971,000

Other long-term liabilities	304,000	302,000

Shareholders' equity (deficiency):
Convertible preferred stock of $100 stated value; 5,000,000 shares authorized; 27,838 shares issued and outstanding	889,000	889,000
Common stock of $.00033325 par value per share; 30,000,000 authorized; 19,971,622 shares issued and outstanding in 2010 and 2009	7,000	7,000
Capital in excess of par value	42,811,000	42,780,000
Accumulated deficit	(41,877,000)	(41,073,000)
Accumulated other comprehensive income	24,000	24,000
Total shareholders' equity (deficiency) attributable to The Beard Company	1,854,000	2,627,000

Noncontrolling interests	(2,651,000)	(2,651,000)

Total shareholders' equity (deficiency)	(797,000)	(24,000)

Commitments and contingencies
	$ 4,216,000	$ 4,415,000